UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 16, 2022

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amended and Restated Employment Agreement with Mr. Anthony Brian Goodman

On September 16, 2022, Golden Matrix Group, Inc. (the “Company”, “we” and “us”) entered into a First Amended and Restated Employment Agreement with Mr. Anthony Brian Goodman, the Company’s Chief Executive Officer and director. The agreement amended and restated, effective as of September 16, 2022, the prior Employment Agreement entered into between the Company and Mr. Goodman dated October 26, 2020, to among other things, (a) extend the term thereof for four years, to August 20, 2026; (b) increase Mr. Goodman’s base salary to $158,400 per year, plus a Superannuation as mandated by the Australian Government - Superannuation Guarantee (Administration) Act 1992; (c) provide for annual increases in Mr. Goodman’s salary of no less than 10% per annum; (d) revise the non-compete language of the agreement to include prohibitions prohibiting Mr. Goodman from competing against the Company in connection with online raffles, lotteries, tournaments, competitions and sportsbook operations and technology, and provide for the non-compete to apply to both the United States and the United Kingdom; (e) include additional provisions allowing for Mr. Goodman’s right to immediately terminate the agreement for good reason and amend certain provisions allowing for the Company to terminate Mr. Goodman for cause; (f) amend the terms of severance payments due to Mr. Goodman, and include the right for Goodman to be paid certain change of control severance payments; and (g) include the right of the Company to clawback amounts paid to Mr. Goodman to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

The terms of the agreement, as amended and restated, are summarized below:

The First Amended and Restated Employment Agreement with Mr. Goodman provides for Mr. Goodman to serve as the Chief Executive Officer of the Company, effective September 16, 2022, and remains in effect for four years, until August 20, 2026, unless terminated earlier pursuant to its terms, provided that the term of the agreement continues year-to-year thereafter unless either party provides notice to the other of its intent not to renew the agreement at least three months prior to the end of the initial term or any renewal term. Notwithstanding the above, the agreement may be terminated at any time by either party with or without cause. The agreement does not restrict Mr. Goodman’s ability to provide services to Luxor Capital LLC, Elray Resources or Articulate Pty Ltd.

Pursuant to the agreement, Mr. Goodman is to receive an annual base salary of $158,400, plus a superannuation (an employee funded pension required by the Government of Australia), which is currently equal to 10.5% of Mr. Goodman’s salary, and pursuant to Australian law is to increase by 0.5% per year, on June 30th of each year, until it reaches 12% in 2025 (the “Superannuation”), payable every two weeks. Mr. Goodman’s salary may be increased every 12 months by the Compensation Committee of the Board of Directors in connection with increases in the cost of living, the responsibilities of Mr. Goodman and/or his performance, and is required to be increased automatically in an amount of not less than 10% per annum. Increases of salary are not required to be set forth in an amendment to the Employment Agreement. Pursuant to the agreement, the Board of Directors has discretion to establish a cash bonus plan payable to Mr. Goodman and to set forth goals in connection with such plan, provided no plan has been established to date. The Board of Directors (or Compensation Committee of the Board of Directors) may also grant Mr. Goodman bonuses from time to time in its discretion, in cash, stock or the form of options or other equity awards (including Restricted Stock Units), in amounts determined in the sole discretion of the Board of Directors (or Compensation Committee of the Board of Directors). The Board of Directors or Compensation Committee may also increase Mr. Goodman’s salary from time to time in their discretion.

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Pursuant to the agreement, Mr. Goodman is eligible to participate in all benefit programs offered by the Company to its senior executives. Mr. Goodman is entitled to holidays and annual leave in conformity with Australian law, along with seven additional days of leave pursuant to the terms of the agreement and up to 14 days per year of sick leave.

The agreement contains standard confidentiality and indemnification requirements. The agreement prohibits Mr. Goodman from competing against the Company in connection with the business of marketing of gaming intellectual property, tool bar technology, adware and ad serving products, and online raffles, lotteries, tournaments, competitions and sportsbook operations and technology in the United States or United Kingdom, for a period of one year from the date of termination of the agreement. During the same one-year period, Mr. Goodman is also prohibited from directly or indirectly soliciting customers or suppliers of the Company.

The agreement may be terminated by the Company (a) with not less than 2 weeks’ notice to Mr. Goodman of him being adjudicated disabled due to illness or accident (i.e., in the event he is incapacitated for six months in any 24 month period); or (b) immediately if he (i) commits any act of dishonesty, fraud, willful disobedience, misconduct or breach of duty; (ii) breaches any terms of the non-compete; (iii) materially breaches the employment agreement, and fails to cure such breach within 14 days after notice thereof is provided to Mr. Goodman; or (iv) is of unsound mind, each as determined in the reasonable discretion of the independent members of the Board of Directors acting in good faith (without the vote of Mr. Goodman)(each an “Immediate Company Termination”). Mr. Goodman may terminate the agreement immediately, and for 30 days after each of the following events, for good reason, if (a) the Company has gone into bankruptcy; (b) any amount owed to him under the agreement is not paid within 14 days after notice of such non-payment is provided to the Company; (c) without Mr. Goodman’s consent, his position or duties are modified by the Company to such an extent that his duties are no longer consistent with the position of CEO of the Company; (d) there has been a material breach by the Company of a material term of the agreement or Mr. Goodman reasonably believes that the Company is violating any law which would have a material adverse effect on the Company’s operations and such violation continues uncured following 30 days after such breach and after notice thereof has been provided to the Company; or (e) Mr. Goodman’s compensation is reduced without his consent, or the Company fails to pay him any compensation due to him after 15 days written notice of such failure.

If Mr. Goodman’s employment agreement is terminated (a) by the Company without Cause (discussed below), or pursuant to an Immediate Company Termination, except due to his disability, or (b) by Mr. Goodman for good reason (each a “Severance Termination”), the Company is required to pay Mr. Goodman severance pay in an amount equal to (a) a lump sum cash severance payment equal to the sum of (i) 18 months of his then current annual basic salary plus (ii) an amount equal to his targeted bonus for the year of termination (such total payment referred to herein as the “Severance Payment”); and (b) he is also entitled to a lump sum cash bonus payment based on prior service in an amount equal to the sum of (i) any unpaid bonus for the prior year that would have been paid had he not been terminated prior to such payment plus (ii) his targeted bonus for the year of termination multiplied by the number of days in such year preceding the termination date, divided by 365; additionally and notwithstanding anything to the contrary in any equity award agreement, any unvested stock options or other equity compensation (including, but not limited to restricted stock units (RSUs)) previously granted to Mr. Goodman will vest immediately upon such termination and in the case of stock options, shall be exercisable by Mr. Goodman until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances. For purposes of the agreement, the term for “Cause” means because of gross negligence or willful misconduct by Mr. Goodman either in the course of his employment or Mr. Goodman’s ability to perform adequately and effectively his duties under the agreement as determined in the reasonable good faith determination of the independent members of the Board of Directors.

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Separately, in the event that Mr. Goodman’s employment is terminated (a) by the Company for any reason other than Cause or an Immediate Company Termination, (ii) by the death of Mr. Goodman, or (iii) by the Company without Cause, or (b) by Mr. Goodman for good reason (as applicable, a “Change of Control Termination”) during the twelve month period following a Change of Control (discussed below) or in anticipation of a Change of Control, the Company is required to pay Mr. Goodman, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of (a) the current annual base salary of Mr. Goodman (less any actual payments made in connection with any severance payments made in connection with the preceding paragraph); and (b) the amount of the most recent bonus paid to Mr. Goodman for the last completed fiscal year, if any (less any actual payments made in connection with any severance payment made pursuant to the preceding paragraph)((a) and (b), the “Change of Control Payment”). If Mr. Goodman’s employment ends due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control”. In addition, in the event of a Change of Control, all of Mr. Goodman’s equity-based compensation (including options and equity subject to vesting) shall immediately vest regardless of whether Mr. Goodman is retained by the Company or successor following the Change of Control. Additionally, in the event of a Change of Control Termination, unvested equity benefits and awards (including options, unvested RSU’s or unvested equity awards) will vest immediately upon such termination and in the case of stock options, shall be exercisable by Mr. Goodman until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

“Change of Control” means the happening of any of the following without the prior written approval of Mr. Goodman: (i) any person or entity is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; (ii) a merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) as a result of the election of members to the Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors as of August 20, 2022 (including Mr. Goodman), except in the event that such slate of directors is proposed by the Nominating Committee of the Company. Notwithstanding the foregoing, if the definition of “Change of Control” in the Company’s Stock Incentive Plans or Equity Compensation Plans (each as amended from time to time) is more favorable to Mr. Goodman, then such definition shall be controlling for purposes of the agreement.

Pursuant to the agreement, the Company has the right to clawback amounts paid to Mr. Goodman to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

First Amended and Restated Employment Agreement with Ms. Weiting Feng

On September 16, 2022, we entered into a First Amended and Restated Employment Agreement with Weiting ‘Cathy’ Feng, the Company’s Chief Operating Officer and director. The agreement amended and restated, effective as of September 16, 2022, the prior Employment Agreement entered into between the Company and Ms. Feng dated October 26, 2020, to among other things, (a) extend the term thereof for four years, to August 20, 2026; (b) increase Ms. Feng’s base salary to $132,000 per year, plus a Superannuation as mandated by the Australian Government - Superannuation Guarantee (Administration) Act 1992; (c) provide for annual increases in Ms. Feng’s salary of no less than 10% per annum; (d) revise the non-compete language of the agreement to include prohibitions prohibiting Ms. Feng from competing against the Company in connection with online raffles, lotteries, tournaments, competition’s and sportsbook operations and technology and include prohibits against competition in the United States and the United Kingdom; (e) include additional provisions allowing for Ms. Feng’s right to immediately terminate the agreement for good reason and amend certain provisions allowing for the Company to terminate Ms. Feng for cause; (f) amend the terms of severance payments due to Ms. Feng, and include right to change of control severance payment; and (g) include the right of the Company to clawback amounts paid to Ms. Feng to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

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As amended and restated, Ms. Feng’s employment agreement is substantially similar to Mr. Goodman’s agreement, as summarized above under “First Amended and Restated Employment Agreement with Mr. Anthony Brian Goodman”, except that Ms. Feng’s agreement (a) provides for her to serve as Chief Operating Officer of the Company; (b) provides for a base salary of $132,000 per year; (c) allows her to continue her involvement with, Elray Resources, Etrader Enterprise Pty Ltd and Articulate Pty Ltd.; and (d) provides for a six month severance payment upon a triggering termination (instead of 18 months under Mr. Goodman’s agreement), and also does not provide for additional severance in an amount equal to her targeted bonus for the year of termination.

* * * * *

The descriptions of the Amended and Restated Employment Agreements with Mr. Goodman and Ms. Feng above are not complete and are qualified in their entirety to the full text of the Amended and Restated Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated into this Item 5.02 by reference in their entity.

Grant of Restricted Stock Awards to Management and the Independent Directors

                Effective on September 16, 2022, the Compensation Committee and the Board of Directors approved the grant, effective on the same date, of an aggregate of 1,575,000 restricted stock units to the officers and directors of the Company listed below (the “RSU Recipients”), in consideration for services to be rendered by such officers and directors through October 2024 (the “RSUs”):

Recipient	Position with Company	Number of RSUs
Anthony Brian Goodman	President, Chief Executive Officer (Principal Executive Officer), Secretary, Treasurer, and Chairman of the Board of Directors	750,000
Weiting ‘Cathy’ Feng	Chief Operating Officer and Director of the Company	375,000
Murray G. Smith	Independent Director	150,000
Aaron Richard Johnston	Independent Director	150,000
Thomas E. McChesney	Independent Director	150,000
		1,575,000

The RSUs are subject to vesting, and vest to the RSU Recipients, to the extent and in the amounts set forth below, to the extent the following performance metrics are met by the Company as of the dates indicated (the “Performance Metrics” and the “Performance Metrics Schedule”):

	Revenue Targets		EBITDA Targets
Performance Period	Target Goal	RSUs Vested	Target Goal	RSUs Vested
Year ended October 31, 2022	$21,875,000	*	$3,250,000	*
Year ended October 31, 2023	FY 2022 x 1.1	*	FY 2022 x 1.1	*
Year ended October 31, 2024	FY 2023 x 1.1	*	FY 2023 x 1.1	*

* 1/6th of the total RSUs granted to each RSU Recipient above.

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                For purposes of the calculations above, (a) “EBITDA” means net income before interest, taxes, depreciation, amortization and stock-based compensation; (b) “Revenue” means annual revenue of the Company; and (c) “FY 2022” means actual Revenue or EBITDA, as the case may be achieved during the 12 month period from November 1, 2021 to October 31, 2022, and “FY 2023” means actual Revenue or EBITDA as the case may be for the 12 month period from November 1, 2022 to October 31, 2023, in each as set forth in the Company’s audited year-end financial statements (the “Target Definitions”). Both Revenue and EBITDA, and the determination of whether or not the applicable Revenue and EBITDA targets above have been met are to be determined based on the audited financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Annual Reports on Form 10-K for the applicable year ends above, and determined on the date such Annual Reports on Form 10-K are filed publicly with the Securities and Exchange Commission (the “Dates of Determination”).

The Company also entered into a Restricted Stock Grant Agreement with each of the RSU Recipients above to evidence such grants of the RSUs.

                The RSUs were granted pursuant to, and subject in all cases to, the terms of the Company’s 2022 Equity Incentive Plan.

The descriptions of the Restricted Stock Grant Agreements above are not complete and are qualified in their entirety to the full text of the Restricted Stock Grant Agreements, copies of which are filed as Exhibits 10.3 hereto, and are incorporated into this Item 5.02 by reference in their entity.

Item 8.01 Other Events.

Independent Director Restricted Stock Unit Grants

                The information regarding the RSUs awarded to the independent members of the Board of Directors above in “Grant of Restricted Stock Awards to Management and the Independent Directors” of Item 5.02 is incorporated into this Item 8.01 by reference in its entirety.

Employment Agreement with Brett Goodman and Options

                On September 16, 2022, and effective on September 1, 2022, the Company entered into an Employment Agreement with Brett Goodman, the son of Anthony Brian Goodman, the Chief Executive Officer of the Company and majority shareholder of the Company. Pursuant to the employment agreement, Mr. Brett Goodman agreed to serve as the Vice President of Business Development for the Company for a term of three years (through September 1, 2025), subject to automatic one-year extensions of the agreement, if not terminated by either party at least three months prior to the renewal date.

                The agreement provides an annual salary of $60,000 per year, plus a 10.5% Superannuation, subject to annual increases in the discretion of the Audit Committee of the Company. Increases of salary are not required to be set forth in an amendment to the Employment Agreement. The Board of Directors (or Compensation Committee of the Board of Directors) may also grant Mr. Goodman bonuses from time to time in its discretion, in cash, stock or equity, including in the form of options, in amounts determined in the sole discretion of the Board of Directors (or Compensation Committee of the Board of Directors). The Board of Director or Compensation Committee may also increase Mr. Goodman’s salary from time to time in their discretion.

                The agreement contains standard confidentiality and indemnification obligations of the parties and provides for Mr. Goodman to receive three months of severance pay in the event Mr. Goodman’s employment is terminated other than for cause or by Mr. Goodman without cause. Upon such qualifying termination, all options held by Mr. Goodman vest immediately and are exercisable for the later of the original stated expiration date thereof or 24 months after such termination date.

                In connection with the entry into the employment agreement, the Company granted Mr. Brett Goodman options to purchase 50,000 shares of the Company’s common stock, evidenced by a Notice of Grant of Stock Options and Stock Option Award Agreement (the “Option Agreement”), with an exercise price equal to $3.98 per share, the  closing sales price of the Company on the Nasdaq Capital Market on the date the grant was approved by the Board of Directors of the Company. The options vest at the rate of 1/2 of such Options on each of August 22, 2023 and 2024, subject to Mr. Brett Goodman’s continued service with the Company on such vesting dates and such options shall expire if unexercised on February 22, 2025. The options were granted under, and subject to the terms and conditions of, the Company’s 2018 Equity Incentive Plan.

The descriptions of the Brett Goodman Employment Agreement and Option Agreement above are not complete and are qualified in their entirety to the full text of the Brett Goodman Employment Agreement and Option Agreement, copies of which are filed as Exhibits 10.4 and 10.5 hereto, and are incorporated into this Item 8.01 by reference in their entity.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	First Amended and Restated Employment Agreement effective September 16, 2022, between Golden Matrix Group, Inc. and Anthony Brian Goodman ***
10.2*	First Amended and Restated Employment Agreement effective September 16, 2022, between Golden Matrix Group, Inc. and Weiting ‘Cathy’ Feng ***
10.3*	Form of Golden Matrix Group, Inc. Notice of Restricted Stock Grant and Restricted Stock Grant Agreement (2022 Equity Incentive Plan)(officer and employee awards – September 2022) ***
10.4*	Employment Agreement effective September 1, 2022, between Golden Matrix Group, Inc. and Brett Goodman ***
10.5*	Form of Stock Option Agreement – Brett Goodman (2018 Equity Incentive Plan) ***
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Filed herewith.

*** Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: September 20, 2022	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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